Exhibit 99.01

FOR IMMEDIATE RELEASE

For more information contact:
Mark Kent	Kristine Mozes
Chief Financial Officer	Investor Relations
Transmeta Corporation	(781) 652-8875
(408) 919-3000	kristine@mozescomm.com

Transmeta Corp. Reports Fourth Quarter and Year End 2004 Results

Files Form 10-K with SEC; Schedules March 31st Conference Call to Discuss
Restructuring Plan and Provide Business and Financial Update

SANTA CLARA, Calif. — March 29, 2005 — Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing, today announced financial results for the fourth quarter and twelve months ended December 31, 2004. Concurrently, the Company has filed its Form 10-K for the year ended December 31, 2004, with the Securities and Exchange Commission (SEC).

Net revenue for the fourth quarter of 2004 was $11.2 million compared to $7.0 million in the third quarter of 2004. Revenue in the fourth quarter comprised of $4.8 million in product revenue and $6.4 million of licensing and service revenue. This compares with $3.3 million in product revenue and $3.7 million of licensing and service revenue in the third quarter of 2004 and $3.3 million and $0.2 million respectively in the fourth quarter of 2003.

The Company’s net loss for the fourth quarter of 2004 was $28.1 million, or a loss of $0.15 per share. This compares with a net loss of $28.6 million, or a loss of $0.16 per share in the third quarter of 2004, and a net loss of $21.9 million, or a loss of $0.15 per share in the fourth quarter of 2003.

The Company’s net revenue for fiscal 2004 was $29.4 million, compared with $17.3 million for fiscal 2003. The Company’s net loss for fiscal 2004 was $106.8 million, or a loss of $0.61 per share, compared with a net loss of $87.6 million, or a loss of $0.63 per share in 2003. The Company’s revenue in the 2004 fiscal year comprised of $18.8 million in product revenue and $10.7 million of licensing and service revenue. This compares with $16.2 million in product revenue and $1.1 million of licensing and service revenue in the 2003 fiscal year.

The Company’s cash, cash equivalents and short term investments totaled $53.7 million at year end.

Internal Control over Financial Reporting
The Company is in the process of completing its evaluation and testing of internal control over financial reporting as required by Section 404 of The Sarbanes-Oxley Act and Item 308(a) of Regulation S-K. The Company will use the 45 day extension period allowed by the SEC and expects to complete the evaluation for the year ended December 31, 2004, and publish its internal control report prior to April 30, 2005. In connection with this evaluation and with the audit of its financial statements, the Company identified a number of deficiencies in the Company’s internal control over financial reporting. A number of these deficiencies, individually or in the aggregate constitute a “material weakness.” The Company’s material weaknesses have been disclosed in the Company’s Form 10-K for the year ended December 31, 2004.

Conference Call
Transmeta plans to reorganize its operations on March 31, 2005 as part of an overall restructuring plan to align the Company with the business prospects that it has firmly identified. The Company will hold a conference call at 2:00 pm Pacific Time on Thursday, March 31, 2005, to discuss these plans and provide a business and financial update. To participate, please dial (913) 981-5542 at approximately 1:50 pm PT. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.transmeta.com. A replay of the call will be available one hour after the completion of the call. To access the recording, please dial (888) 203-1112 from within the US or (719) 457-0820 internationally, using the passcode 8916747.

About Transmeta Corporation
Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. Our products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

Safe Harbor Statement
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions and specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, the ability to enter strategic collaborations or raise financing on satisfactory terms, reaching agreement upon a definitive agreement after signing a non-binding letter of intent, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Transmeta, Efficeon, LongRun2 and Crusoe are trademarks of Transmeta Corporation. All other product or service names mentioned herein are the trademarks of their respective owners.

TRANSMETA CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share data)

	Three Months Ended		Fiscal Year Ended
	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2004	2003	2004	2003
Revenue:
Product	$4,799	$3,316	$18,776	$16,225
License and service	6,448	240	10,668	1,090

Total revenue	11,247	3,556	29,444	17,315

Cost of revenue:
Cost of revenue	10,843	3,801	37,065	16,324

Impairment charge on long-lived assets	1,943	—	1,943	—
Total cost of revenue	12,786	3,801	39,008	16,324

Gross profit (loss)	(1,539)	(245)	(9,564)	991
Operating expenses: Research and development	12,578	11,404	52,765	48,525
Selling, general and administrative	9,292	7,240	30,855	26,199
Restructuring charges (recovery)	—	(244)	904	(244)
Amortization of intangible assets	2,233	2,628	9,217	10,530
Impairment charge on long-lived
and other assets	2,544	—	2,544	—
Stock compensation	29	696	1,665	4,529

Total operating expenses	26,676	21,724	97,950	89,539

Operating loss	(28,215)	(21,969)	(107,514)	(88,548)
Interest and other, net	150	167	827	1,389
Interest expense	(50)	(114)	(111)	(477)

Net loss	$(28,115)	$(21,916)	$(106,798)	$(87,636)

Net loss per share—basic and diluted	$(0.15)	$(0.15)	$(0.61)	$(0.63)
Weighted average shares outstanding — basic and diluted	182,104	142,747	175,989	139,692

TRANSMETA CORPORATION
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	Dec. 31, 2004	Dec. 31, 2003
Assets
Current assets
Cash and short-term investments	$53,668	$120,765
Accounts receivable, net	2,290	1,719
Inventories	5,410	8,796
Prepaid and other current assets	2,218	3,671

Total current assets	63,586	134,951
Property and equipment, net	2,187	5,305
Other assets	23,840	31,334

Total assets	$89,613	$171,590

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$21,012	$12,246
Current portion of accrued restructuring costs	1,557	1,916
Current portion of long-term obligations	356	21,499

Total current liabilities	22,925	35,661
Long-term accrued restructuring costs	3,688	4,155
Long-term payables	5,000	356
Stockholders’ equity	58,000	131,418

Total liabilities and stockholders’ equity	$89,613	$171,590